Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of RMR Industrials, Inc. (the “registrant”) on Form 10-K for the fiscal year ended March 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chad Brownstein, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: January 3, 2020	By:	/s/ Chad Brownstein
Chad Brownstein
Chairman and Chief Executive Officer
(Principal Executive Officer)